Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2007, relating to the financial statements of Converted Organics Inc., which is incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in such Registration Statement.
Glastonbury, Connecticut
February 13, 2008